CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26981) pertaining to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. of our report dated 21 May, 1997, with respect to the financial statements of Swift Textiles Europe Limited for the year ended 31 March 1997 (not included separately herein) in the Current Report on Form 8-K for Galey & Lord, Inc.


/s/ KPMG
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KPMG

Dublin, Ireland
9 February, 1998